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                                                                      EXHIBIT 11
ZILA, INC. AND SUBSIDIARIES

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
COMPUTATION OF NET LOSS PER COMMON SHARE
THREE YEARS ENDED JULY 31, 1996
------------------------------------------------------------------------------------------------------------------------

                                                                         JULY 31,
                                                   -----------------------------------------------------
                                                       1996                1995                1994
PRIMARY LOSS PER COMMON SHARE:
  Computation for Statements of Operations -
    Net loss                                       $   (827,337)       $   (862,920)       $   (995,205)
                                                   ============        ============        ============

  Weighted average number of common shares
     outstanding                                     24,839,963          24,087,308          23,862,504
                                                   ------------        ------------        ------------

  Primary loss per common share                    $       (.03)       $       (.04)       $       (.04)
                                                   ============        ============        ============

FULLY DILUTED LOSS PER COMMON SHARE:
  Computation for Statements of Operations -
    Net loss                                       $   (862,920)       $   (862,920)       $   (995,205)
                                                   ============        ============        ============
    Weighted average number of common shares
       outstanding                                   24,839,963          24,087,308          23,862,504
                                                   ------------        ------------        ------------

  Fully diluted loss per common share              $       (.03)       $      (.04)        $      (.04)
                                                   ============        ============        ============
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